UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2004

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2004, we entered into a Settlement Agreement with Protection One, Inc., a Delaware corporation, POI Acquisition, L.L.C., a Delaware limited liability company (“POIA”), and POI Acquisition I, Inc., a Delaware corporation and a wholly-owned subsidiary of POIA. A copy of our press release, dated November 15, 2004, briefly describing the Settlement Agreement is attached hereto and incorporated herein by this reference. Also attached hereto and incorporated herein is a copy of the Settlement Agreement.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Settlement Agreement, dated November 12, 2004, by and among Westar Energy, Inc., a Kansas corporation, Protection One, Inc., a Delaware corporation, POI Acquisition, L.L.C., a Delaware limited liability company (“POIA”), and POI Acquisition I, Inc., a Delaware corporation and a wholly-owned subsidiary of POIA

Exhibit 99.1	Press Release dated November 15, 2004

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: November 15, 2004	By	/s/ Mark A. Ruelle
Mark A. Ruelle, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 10.1	Settlement Agreement, dated November 12, 2004, by and among Westar Energy, Inc., a Kansas corporation, Protection One, Inc., a Delaware corporation, POI Acquisition, L.L.C., a Delaware limited liability company (“POIA”), and POI Acquisition I, Inc., a Delaware corporation and a wholly-owned subsidiary of POIA

Exhibit 99.1	Press Release dated November 15, 2004